EX 99.1
Jack Allen to Retire as Proterra Board Chairman at the Annual Meeting of Stockholders; Roger Nielsen Appointed as Successor
BURLINGAME, Calif. – Proterra Inc (NASDAQ: PTRA), a leading innovator in commercial vehicle electrification technology, today announced that Jack Allen’s term as Non-Executive Chairman and Member of Proterra’s Board of Directors will expire at the company’s annual stockholders’ meeting and he will retire from the Board.
Proterra’s Board of Directors has reduced the size of the board from nine to eight directors effective upon the expiration of Mr. Allen’s term, and appointed Roger M. Nielsen as the company’s new Chairman of the Board, as of the annual meeting.
Mr. Allen joined Proterra’s Board of Directors in 2017 after more than 30 years at Navistar International, the global truck and bus company. In addition to his role as Board Chairman, Mr. Allen served as Proterra’s Chief Executive Officer from March 2020 through December 2021. Mr. Allen subsequently assumed the role of Non-Executive Chairman on Proterra’s Board of Directors following his retirement as Proterra CEO in late 2021.
Roger Nielsen was appointed to the Proterra Board of Directors in 2022 following his retirement from Daimler Truck, a leading global commercial vehicle manufacturer after a 35-year career that included serving as President and CEO of Daimler Truck North America. As a Proterra Board Director, Mr. Nielsen also serves on its Audit Committee.
“It has been a privilege to serve on the Proterra board, and alongside the company’s many employees who are redefining the commercial vehicle market with innovative EV technology solutions. Proterra is at the forefront of commercial vehicle electrification and I have every confidence that Proterra and its management will continue to lead the industry towards a zero-emission future,” said Mr. Allen.
“The Board would like to thank Jack for his leadership and service to Proterra. With Jack’s guidance, Proterra has established itself as a technology leader in the rapidly growing market for zero-emission transportation. This includes leading the company through our public listing in 2021 while also navigating the early days of the COVID-19 pandemic. Roger is a proven leader in the commercial vehicle market, and the Board agrees that his strong track record in advanced manufacturing, product management, strategy and operational excellence will further Proterra’s mission as we enter a new era for transportation electrification,” said Proterra CEO Gareth Joyce.
“I am honored to step into the role of Proterra Board Chair, and to build on the legacy that Jack leaves behind. This is a time of great transformation and opportunity across the commercial vehicle landscape. Proterra sits at the heart of the rapid shift towards electrification, and I look forward to working with the Proterra Board to advance the company’s important mission,” said Mr. Nielsen.
About Proterra
Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, please visit www.proterra.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the market for commercial vehicle electrification, Proterra’s expected position within that market, and Proterra’s expected future performance. Forward-looking statements are predictions and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in Proterra’s filings with the SEC, including Proterra’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2023. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.

Investor Contact
Proterra Investor Relations
IR@proterra.com

Media Contact
Proterra Corporate Communications
PR@proterra.com